                                                                   EXHIBIT 10.06

Confidential Treatment Requested


                      DISTRIBUTION AND SERVICES AGREEMENT


This Distribution and Services Agreement is entered into on October 1, 1999 ("Effective Date"), between Neoforma.com, Inc., a Delaware Company ("Neoforma.com" or "Company"), 3255-7 Scott Boulevard, Santa Clara, California 95054, and Superior Consultant Company, Inc. ("Superior"), a Michigan Corporation, 4000 Town Center, Suite 1100 Southfield, Michigan 48075.


                                   BACKGROUND

Superior is a leading e-services consulting firm providing management consulting and information technology consulting, systems integration, outsourcing, e-commerce and Digital Business Transformation(TM) services (collectively "Healthcare Consulting Services") to all segments of the healthcare industry, including integrated delivery networks, hospitals of all sizes, physician groups, physician/hospital organizations, ambulatory centers, allied healthcare professionals, employers and employer coalitions, HMOs and other managed care organizations, pharmaceutical companies, insurance companies and other payers, and healthcare information systems suppliers (collectively "Healthcare Entities").

Neoforma.com is a leader in healthcare business-to-business e-commerce, delivering information and e-commerce services for medical products, equipment, supplies, and services to healthcare buyers and suppliers worldwide, including developing web front ends; compiling searchable, digital product catalogs; aggregating multiple vendor content to create a medical equipment and supplies sourcing marketplace; and building site traffic from medical professionals. Neoforma.com's current internet-based service offerings ("Offerings") include Shop, Auction, Tour, Asset Management and online Resources. Offerings also includes all future versions, enhancements, modifications and/or derivatives of any of the above during the term of this Agreement. Neoforma.com customers range from individual physician offices to Clinics to Integrated Delivery Networks.

The Parties believe that Neoforma.com's current and future Offerings will offer the opportunity to reduce supply chain costs for healthcare providers and suppliers and which may be of interest and benefit to Superior's clients.

The Parties believe that the Neoforma.com Offerings present a rapidly deployable e-commerce solution that will enhance Superior's service offerings.

Neoforma.com desires to obtain Superior's assistance in promoting the Offerings to Superior's clients based on Superior's relationship with those clients and the business and information technology expertise of Superior's consulting and business development personnel ("Superior's enterprise distribution portal").

Neoforma.com desires to obtain the benefit of Superior's Healthcare Consulting Services in connection with the development, implementation and back-end enterprise application integration of the Neoforma.com Offerings.

Neoforma.com and Superior desire to enter into this Agreement to enhance their respective ability to offer integrated solutions to the medical community which include, without limitation,


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                      DISTRIBUTION AND SERVICES AGREEMENT

supply chain optimization through redesigned and internet-enabled commerce, asset management and facilities planning processes.

The parties desire to provide to each other certain services on the terms described herein.

THEREFORE, the parties agree as follows:

1.   DEFINITIONS

     A. AUCTION CLIENT means an IDN that enters into an agreement with Neoforma.com to use Neoforma.com's auction services for the disposition of surplus medical equipment and supplies on terms generally consistent with Neoforma.com's customary terms and conditions for such clients.

     B. IDN'S means integrated Delivery Networks, hospitals or other Healthcare Entities with revenues in excess of $100 million per year.

     C.   NET REVENUE means [*]

     D. OTHER SUPERIOR CLIENTS means any third party that is not an IDN, for whom Superior has provided or is currently providing Healthcare Consulting Services or for which there is an opportunity for Superior to provide Healthcare Consulting Services.

     E. SHOP CLIENT means an IDN that enters into an agreement with Neoforma.com to use Neoforma.com's web based service for the purchase of medical products, equipment and supplies, on terms generally consistent with Neoforma.com's customary terms and conditions for such clients.

     F.   SUPERIOR CLIENTS means IDN's and Other Superior Clients.

2.   TERM

     This Agreement will begin on the Effective Date and terminate three (3) years from the Effective Date unless terminated earlier as described below.

3.   SERVICES

     A.   PREFERRED STATUS OF NEOFORMA.COM

          Superior hereby designates Neoforma.com a member of Superior's Digital Business Transformation(TM) preferred partner program. In connection with this commitment, Superior shall:



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                      DISTRIBUTION AND SERVICES AGREEMENT

     1)    [*]

     2) With Neoforma.com's participation and cooperation, train Superior business development personnel and consultants concerning Offerings.

     3) Promote Offerings and Joint Services (as described in Section 3E below) to appropriate Superior healthcare consulting personnel.

     4) Promote Neoforma.com's Offerings in its marketing materials and efforts as appropriate, including its web sites. [*]

     5) Incorporate Offerings, as appropriate, in relevant Superior service offerings and proposals, with the prior approval of Neoforma.com. Neoforma.com agrees that such approval shall not be unreasonably withheld or delayed.

     6)   [*]


     Superior shall aggressively perform its obligations under this Section 2B, subject at all times to Superior's right to use its reasonable business judgment in performing those obligations. [*]

B.   PROMOTION OF NEOFORMA.COM OFFERINGS AND SUPERIOR SERVICES

     1) Superior and Neoforma.com will, within sixty (60) days of the Effective Date, as part of the Alliance Plan further described in
          Section 7, below, develop and implement a joint promotion plan for the Neoforma.com Offerings and Healthcare Consulting Services as described in Section 3A above and 3G below. [*]

     2)   [*]



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                      DISTRIBUTION AND SERVICES AGREEMENT

[*]

Date           12-31-99     3-31-00     7-31-00     12-31-00    12-31-01    12-31-02     Totals
------------------------------------------------------------------------------------------------
[*]            [*]          [*]         [*]         [*]         [*]         [*]          [*]

[*]

C.  HEALTHCARE CONSULTING SERVICES

    1) Neoforma.com appoints Superior as a member of its preferred partner program. As Neoforma.com's preferred partner for Healthcare Consulting Services, Superior will be a preferred provider of Healthcare Consulting Services to Neoforma.com clients (whether as a sub-contractor to Neoforma.com, or as a direct contractor with the Neoforma.com client). Neoforma.com will train its sales and other appropriate personnel as to the range of Superior's Healthcare Consulting Services and use commercially reasonable efforts to refer customers to Superior when the customer expresses an interest in or desire for or as to which Neoforma.com believes there is a reasonable opportunity for a service which Superior provides. Notwithstanding anything else in this Section 3C, Neoforma.com may refer customers to another consulting service provider if, in Neoforma.com's reasonable business judgment (1) Superior (or its subsidiaries and affiliates) does not have competence with respect to the services; (2) Superior (or its subsidiaries and affiliates) does not have experienced staff available on a timely basis; or (3) Neoforma.com's client declines to do business with Superior, (4) Neoforma.com's client has an existing contractual obligation or business relationship with a third-party consulting service provider, or (5) Neoforma.com has other substantial business reason(s) for failing to refer a particular client to Superior.

    2) The parties agree that the preferred delivery model is for Superior to directly contract with the Neoforma.com clients, and the parties shall use commercially reasonable efforts to accomplish that result. If Superior provides Healthcare Consulting Services as a direct contractor with a Neoforma.com client, then the services shall be provided on the terms agreed to by Superior and that client. If Superior provides Healthcare Consulting Services as a sub-contractor to Neoforma.com, then the services shall be provided in accordance with a Master Service Agreement ("MSA"), in the form attached as Exhibit B. Such Healthcare Consulting Services provided to Neoforma.com under an MSA may be billed on a fixed fee or time and materials basis. For time and materials work, Superior will also be entitled to bill for its expenses, as provided under the MSA. The parties recognize that if Superior provides services as a sub-contractor to Neoforma.com, Neoforma.com may, if commercially appropriate, "mark-up" the cost of Superior's services (that is, change the client a fee greater than the charged by Superior to Neoforma.com).

    3) Superior and Neoforma.com will, within sixty (60) days of the Effective Date, develop a service delivery plan as part of the Alliance Plan further described in Section 7, below, for the Healthcare Consulting Services, including but not limited to


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                      DISTRIBUTION AND SERVICES AGREEMENT

                developing service and pricing models, promotional materials, budgets and projections, and such other subjects as the parties deem appropriate to effectuate the purpose of this Agreement. The service delivery plan shall be revised from time to tome as the parties deem appropriate.

D.      HEALTHCARE CONSULTING SERVICES CONTENT

        Superior shall license to Neoforma.com, on-lone Healthcare Consulting Services content ("Content"). to be offered to Neoforma.com clients, which content is anticipated to cover a broad range of subjects of interest to Healthcare Entities. The parties shall agree on the positioning and labeling of any Content that Neoforma.com elects to make available through its offerings. Superior shall be a preferred partner of Neoforma.com for on-line Healthcare Consulting Services. Neoforma.com and Superior will cooperatively web-enable such Content and collaborate to promote the mutually agreed trade name, the Content, and Superior's status as Neoforma.com's preferred provider of Healthcare Consulting Services Content.

E.      JOINT SERVICES

        The Parties believe that substantial revenues may be derived from new product/service introductions ("Joint Services") related to supply chain process improvements and e-commerce transactions of clients using technology and systems based on the Neoforma.com Offerings and Superior's Healthcare Consulting Services. Superior and the Company will, as part of the Alliance Plan further described in Section 7, below, within sixty (60) days of the Effective Date, explore the feasibility of the joint, development, promotion, and sale of Joint Services. Any such plan will specify any agreement of the parties with respect to revenue and expense sharing.

F.      WEB-BASED MARKETING ACTIVITIES

        Neoforma.com and Superior will establish hyperlinks between their respective commercial Internet Web sites, as outlined below, and agree to work together with the goal (i.e., making available for viewing by users of the Internet) of establishing such links prior to October 15, 1999 but in any event within sixty (60) days after the Effective Date. Once established, the links will be continuously maintained during the term of this Agreement.

        1) Throughout the term of this Agreement, Superior will provide and maintain the following placements on its website: The Superior site will contain within a section entitled "client services" or "partners," or other appropriate designation the Neoforma.com logo and a hypertext ling that permits users to navigate directly to a welcome page on the Company's healthcare website. The link and logo will be at least ____ by ____ pixels in size.

        2) Throughout the term of this Agreement, Neoforma.com will provide and maintain the following placements on its website: The "partners" page on the Neoforma.com site will contain the Superior logo and a hypertext link that permits users to navigate



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                       DISTRIBUTION AND SERVICES AGREEMENT

               directly to a welcome page on the Superior website. The link and logo will be at least _____ by ____ pixels in size

          3) The content, functionality and appearance of the messages, described above, will be mutually agreed upon by the parties.

     G.   NEOFORMA.COM PROMOTION OF SUPERIOR.

          In addition to all other obligations under this Agreement, Neoforma.com shall:

          1) Promote Superior's Healthcare Consulting Services to appropriate healthcare industry clients and prospects.

          2) With Superior's participation and cooperation, train its business development and other appropriate personnel concerning Superior's Healthcare Consulting Services.

          3) Promote the Joint Services offerings of Neoforma.com and Superior to appropriate personnel;

          4) Promote Superior's preferred status in its marketing materials and efforts, as appropriate, including its web sites, client newsletters and other client publications, and seminars;

          5) Incorporate Superior's Healthcare Consulting Services, as appropriate, in proposals and offerings.

4.   COMPENSATION

     A. In consideration for being designated as a preferred member of Superior's Digital Business Transformation(TM) preferred partner program, Neoforma.com shall pay to Superior [*]. Payment is due as follows:

               >  Within 30 days of the Effective Date $[*]
               >  Within 60 days of the Effective Date $[*]

     B.   In consideration for creation of the Alliance Plan called for in
          Section 7A, Neoforma.com shall pay to Superior [*] within 90 (ninety) days of the Effective Date.

     C. [*] Within sixty (60) days of the Effective Date, the parties will, as part of the Alliance Plan described in Section 7, below, develop mechanisms and procedures for identifying, reporting and otherwise administering the transactions subject to this Section 4C.


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                      DISTRIBUTION AND SERVICES AGREEMENT

     D. For the services described in Section 3B(2), Neoforma.com shall pay Superior a fee of: [*]

     E. Neoforma.com will purchase not less than $1,500,000 of Healthcare Consulting Services that results in recognized revenue to Superior within eighteen (18) months of the Effective Date. Neoforma.com shall receive a discount from Superior's standard professional fees, in an amount to be specified in the Alliance Plan described in Section 7, below.

     F. Except as specified herein, Superior shall not be entitled to receive any additional payment from Neoforma.com.

     G. Except as specified in the Alliance Plan, Superior shall receive [*] of the revenues associated wit Healthcare Consulting Services.

     H. Except as provided in this Agreement, no compensation is owed to either party for its activities under this Agreement. Each party shall bear its own costs in connection with those activities, unless otherwise agreed in writing.

5.   TERMINATION

     This Agreement may be terminated by either party for material breach by the other party, in accordance with the following procedure: The party claiming material breach shall provide the other party with a written notice of breach, specifying in detail the act or omission claimed to constitute the material breach. The other party shall then have thirty
     (30) days to cure the claimed breach. If the breaching party does not cure the breach within the cure period, then the other party shall be entitled to terminate this Agreement immediately upon written notice to the other party. In the event Neoforma.com terminates this Agreement due to any material uncured breach by Superior, Superior shall be entitled to payment for all fees and costs for Healthcare Consulting Services performed prior to termination and for all amounts payable under Section 3 above, subject to Neoforma.com's rights of set off for any damages caused by Superior's breach and which are recoverable hereunder.

6.   NON DISCLOSURE

     The Company and Superior recognize that in the course of performance of this Agreement each of them may disclose Proprietary information to the other. The receiving party shall treat the disclosing party's Proprietary Information as confidential and will exercise reasonable care to protect it, using not less than the degree of care taken by the receiving party in the protection of its own confidential information. Without the disclosing party's permission, Proprietary Information, including the terms of this Agreement, will not be (1) disclosed to anyone, unless required by law (however, in such event, the other party shall


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                      DISTRIBUTION AND SERVICES AGREEMENT

     be informed of the required disclosure prior to any disclosure being made so that it may seek to prevent such disclosure); or (ii) used for the receiving party's personal benefit.

     Proprietary Information means non-public information of the disclosing party or its clients or prospects: (1) which the disclosing party designates as such in writing; or (2) which, given the nature of the information and the circumstances of disclosure, should be recognized by the receiving party as confidential in nature, including but not limited to: (i) strategic business plans, marketing plans, or financial information; (ii) personal or financial information regarding the employees of the disclosing party; or (iii) technical information regarding Neoforma.com's current or contemplated Offerings including product design and implementation plans. However, unless otherwise specifically agreed in writing, Proprietary Information does not include the following: (i) any ideas, innovations, information, techniques, procedures or methodologies developed by the receiving party, either prior to or in the course of this Agreement; (ii) any information previously known to the receiving party without obligation of confidentiality, (iii) any information that is or becomes available to or known by persons in the healthcare information and healthcare management industry through no fault or wrongdoing of the receiving party; or (iv) any information developed independently by the receiving party without reference to Proprietary Information.

     Each of the parties will, as reasonably necessary to carry out the purpose of this Agreement, enter into agreements for the protection of the confidential information of clients for which services are performed pursuant to this Agreement.

7.   ALLIANCE PROCESS, GOVERNANCE AND MANAGEMENT

     A. Within 60 days from the Effective Date, the parties agree to create an Alliance Plan that sets forth, without limitation, mutually developed guidelines, processes and procedures for a) sales and marketing communications; b) sales funnel management; c) client account planning; d) written guidelines and an updating process for Neoforma.com and Superior market positioning and public relations statements; e) escalation procedures and a dispute resolution process; and f) a mechanism for evaluating and jointly pursuing additional sales or service opportunities. The parties agree to apply resources, time and personnel adequate to complete the Alliance Plan within 60 days of the Effective Date.

     B. Neoforma.com and Superior will establish a Steering Group, consisting of three executives from Neoforma.com and three from Superior. The Steering Group will meet on a regular basis, either in person or by telephone, to set overall direction, monitor progress and resolve issues.

     C. Neoforma.com and Superior will work together to identify target clients, and coordinate sales pursuits. Each party will assign a named individual, who will serve as the main liaison for contact and coordination of activities between the two firms.

B.   OWNERSHIP

     Superior shall have exclusive ownership of all ideas, intellectual property, techniques, methodologies, procedures, skills, innovations or know-how (collectively "Materials") and Content developed or introduced by Superior in the course of performing services under


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                      DISTRIBUTION AND SERVICES AGREEMENT


     this Agreement. Neoforma.com and its subsidiaries shall have exclusive ownership of all Materials developed or introduced by Neoforma.com in the course of performing services under this Agreement. Ownership rights to Materials jointly developed by Neoforma.com and Superior will be agreed to in writing in advance. Unless specifically agreed to by the parties in writing, ownership of such jointly developed Materials will be determined by product type, as follows:

     (i) Configurations, product demonstrations and training materials relating to the Neoforma.com Offerings will be owned by Neoforma.com. However, Superior will have non-exclusive use of the Materials for the benefit of clients for the term of this Agreement. Neoforma.com will not provide support for such Materials, unless it incorporates such Materials in a supported release of the Neoforma.com Software.

     (ii) Other marketing material, including presentations and marketing collateral will be jointly owned and copyrighted and may be used without restriction for the term of this Agreement subject to the confidentiality provisions of this Agreement.

     (iii) Methodologies, procedures, skills, techniques and know-how relating to the performance of Healthcare Consulting Services will be solely owned by Superior.

9.   LIMITATION OF LIABILITY

     Neither party shall be liable under any cause of action or theory of recovery whatever for punitive, exemplary, special, incidental or consequential damages for loss, damage or expense including but not limited to lost profits or goodwill, and costs of recovering, reprogramming or reproducing any program or data, even if the other party has been advised of the likelihood of the same; neither party shall be liable to the other for any loss claim or damages arising out of any Year 2000 Failure. For purposes of this Agreement, "Year 2000 Failure" means the failure of any hardware, software, information system, microprocessor or other computer system to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

10.  INDEMNIFICATION

     A. Superior and the Company shall each indemnify, defend and hold harmless the other from: (1) any third party claims for loss, damage, expense (including attorneys' fees) liability and claims for death or personal injury or physical damage to property caused by the negligent acts or omissions of the indemnifying party, its employees, agents or subcontractors; and (2) any breach of the warranties set forth in
          Section 19, below.

     B. Each party shall promptly, and in writing, notify the other party of any such claim made against it by any third party, and shall take action as may be necessary to avoid default or other adverse consequences until such time as the other party has a reasonable opportunity to assume the defense of the claim.


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        C.      The party obligated to defend under this Section shall have the right to select counsel and to control such defense. The other party and its personnel shall cooperate and participate as required for such defense.

11.     EXCLUSIVITY

        All services provided hereunder by the Parties are provided on a non-exclusive basis and the Parties may provide like or similar services to other clients.

12.     BILATERAL NO-HIRE AGREEMENT

        Without the prior written consent of the other party, the Company and Superior each agree to refrain from conducting employment discussions with, or hiring, directly or indirectly, the other party's employees, agents, and subcontractors ("Personnel") who have provided services relating to this Agreement, until twelve (12) months after the date the Personnel was last involved in any activity related to this Agreement.

13.     ASSIGNMENT

        Neither party may assign its obligations under this Agreement, except to its majority owned subsidiaries and affiliates, without the other party's prior written consent, which may not be unreasonably withheld. Any purported assignment without prior consent shall be voidable by the other party.

14.     COMPLIANCE WITH LAW

        Each party shall comply with all applicable laws and regulations pertaining to their performance under this Agreement.

15.     NOTICES

        All notices under this Agreement shall be by certified mail, return receipt requested as follows:

        If to Superior:                         If to Neoforma.com
        Superior Consultant Company, Inc.       Neoforma.com, Inc.
        4000 Town Center Drive, Suite 1100      3255-7 Scott Boulevard
        Southfield, Michigan 48075              Santa Clara, California 85054
        Attention: Joel F. French               Attention: Bob Flury
        Cc: General Counsel                     Cc: General Counsel

        Notice by either party of a change in its address shall be in writing.

16.     FUTURE COOPERATION

        The parties shall cooperate with each other with respect to any ancillary agreements needed to fulfill the purpose of this Agreement including, by way of illustration, a license agreement for the Content, and procedures and forms the reporting and verification of implementation fees.


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                      DISTRIBUTION AND SERVICES AGREEMENT

17.  RELATIONSHIP OF THE PARTIES

     A. The relationship between the Company and Superior shall be that of independent contractors only. No agency relationship between the Company and Superior is created by this Agreement. Neither party shall have the right or authority to act on behalf of the other or represent that it has such right or authority. Each party shall be responsible for its own tax obligations arising in connection with the performance of this Agreement. Any reference in this Agreement or any document or communication relating to this agreement to "partnership", "alliance", "joint venture", or similar terms is only descriptive of the anticipated cooperative relationship between the parties, and does not establish any partnership, agency or fiduciary relationship between the parties.

     B. Neither party will make any representations or warranties, either express or implied, with respect to the specifications, features, capabilities or other attributes of the products or services offered by the other party, other than those set forth in any nonconfidential materials provided by the supplying party for distribution to the public.

     C. Each Party shall at all times conduct its business in a manner that shall not reflect adversely upon the business and reputation of the other Party.

18.  COMPLETE AGREEMENT

     This Agreement and the agreements that are to be entered into as contemplated by this Agreement will set forth the full and complete agreement of the parties, and both parties warrant that there have been no other promises, obligations or undertakings, oral or written. This Agreement can be modified only by a writing signed by both parties.

19.  SAVING CLAUSE

     If any section or clause contained in this Agreement is found to be invalid by a court of competent jurisdiction, the remaining sections and clauses shall remain in full force and effect.

20.  WARRANTY

     A. Each party warrants that it has full power and authority to grant the rights granted by this Agreement, that no consent of any other person or entity is required to grant such rights other than consents that have been obtained and are in effect, and that the performance of this Agreement will not violate any non-disclosure agreement, nor constitute an infringement or other violation of any copyright, trade secret, trademark, service mark, patent, invention, proprietary information, or other rights of any third party.

     B. The Company warrants that it owns, has a license to, or otherwise has, and will continue to have throughout the term of this Agreement, the right to use, distribute and exploit in the manner contemplated by this Agreement each program, product, service or other component of the Offerings.

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                      DISTRIBUTION AND SERVICES AGREEMENT

21.  Superior's Business

     A. Superior shall not permit any employee, while in its employment, to whom Neoforma.com has disclosed the object code or source code of the Offerings ("Core Technology") in accordance with Section 21A(1), below ("Recipient"), to participate, directly or indirectly, in the development, enhancement or design of the object code or source code of Competing Offerings, as defined in Section 21A(2), below, for a period of six (6) months after the Recipient last provided services to Neoforma.com under this Agreement related to the disclosed Core Technology. This Section 21A shall not be construed to preclude the Recipient from implementing or assisting in the implementation of Competing Offerings, or otherwise providing services relating to Competing Offerings, as long as in providing such services, the Recipient does not assist with the actual development, enhancement or design of the object code or source code for the Competing Offerings.

         1) Prior to disclosing Core Technology to Superior's employee, Neoforma.com shall notify Superior in writing of its intent to do so, identifying the Core Technology to be disclosed, including the employee(s) to which it is to be disclosed. Neoforma.com shall disclose such Core Technology only after obtaining Superior's express written consent to disclosure. Section 21A shall not apply to Core Technology disclosed without Superior's express written consent as provided in this sub-part. Superior may decline to accept any Core Technology.

         2) Competing Offerings shall mean not more than 4 Competing Offerings internet based healthcare business-to-business e-commerce offerings that directly compete with the Offerings. The Competing Offerings shall be designated within 50 days of the Effective Date as part of the Alliance Plan and may be revised annually on the anniversary date of the Effective Date by mutual agreement of the parties. The restrictions of Section 21A shall apply only to Competing Offerings to which the Core Technology disclosed to that employee relates.

     B. Except as provided in Section 21A, Superior retains the right to continue to provide its services, including services of the type provided under this Agreement, to any other client, including competitors of Neoforma.com, provided that Superior maintains its obligations of nondisclosure of Proprietary Information. Superior retains the right to exercise its skills and expertise and to form and express opinions to its clients that may be based upon experience gained under this Agreement.

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                       DISTRIBUTION AND SERVICES AGREEMENT

22. GOVERNING LAW

     This Agreement and any Interpretation thereof shall be governed by the laws of the State of California without regard to its conflict of laws rules.

23. AUTHORIZED SIGNATURES

Acknowledged and accepted, for Neoforma.com




By /s/ ROBERT J. ZOLLARS          CEO                10/3/99
   ---------------------------------------------     --------------
       Signature                 Title               Date

Acknowledged and accepted for Superior Consultant Company, Inc.

                         CORPORATE VP
By /s/ JOEL FRENCH       STRATEGIC DEVELOPMENT       10/3/99
   -------------------------------------------       --------------
       Signature                 Title               Date




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